                                                                     Exhibit 3.2
                                                                     -----------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SWITCHBOARD INCORPORATED


                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware


     Switchboard Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     By written action of the Board of Directors of the Corporation resolutions were duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation declaring said amendments to be advisable and directing that they be submitted to and be considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

RESOLVED:      That the first paragraph of Article FOURTH of the Certificate of
--------       Incorporation of the Corporation be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is (i) 85,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), 750,000 of which are designated as Series A Convertible Preferred Stock, 1,500,000 of which are designated as Series B Convertible Preferred Stock, 4,000,000 of which are designated as Series C Convertible Preferred Stock, 1,500,000 of which are designated as Series D Convertible Preferred Stock and one of which is designated as Series E Special Voting Preferred Stock, as set forth below.

FURTHER
RESOLVED:      That an Article ELEVENTH be added to the Certificate of
---------      Incorporation as follows:


     ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation. The provisions of this Article ELEVENTH will become effective upon the closing of the Corporation's initial public offering of Common Stock, pursuant to the Securities Act of 1933, as amended.

     1.   Number of Directors; Election of Directors.  The number of directors
          ------------------------------------------
of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be determined from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

     2.   Classes of Directors.  Except for any directors entitled to be elected
          --------------------
by the holders of preferred stock or any other securities of the Corporation (other than common stock), the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided by resolution of the Board of Directors.

     3.   Terms of Office.  Except for any directors entitled to be elected by
          ---------------
the holders of preferred stock or any other securities of the Corporation (other than common stock), each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring
--------
at the Corporation's annual meeting of stockholders held in 2001; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2002; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2003; provided further, that the term of each director
                           -------- -------
shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.

     4.   Allocation of Directors Among Classes in the Event of Increases or
          ------------------------------------------------------------------
Decreases in the Authorized Number of Directors.  In the event of any increase
-----------------------------------------------
or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 of this Article ELEVENTH. To the extent possible, consistent with the provisions of Section 2 of this Article ELEVENTH, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution of the Board of Directors.

     5.   Quorum.  A majority of the directors at any time in office shall
          ------
constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 of this Article ELEVENTH constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     6.   Action at Meeting.  Every act or decision done or made by a majority
          -----------------
of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by this Certificate of Incorporation, or by the By-laws of the Corporation.

     7.   Removal.  Prior to July 2, 2001 (or if earlier the date that the
          -------
Stockholders' Voting Agreement dated as of June 30, 1999 by and among the corporation, CBS Corporation and Banyan Systems Incorporated (the "Voting Agreement") is terminated or expires), directors of the Corporation may be removed by the stockholders, with or without cause, by the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. On and after July 2, 2001 (or if earlier the date that the Voting Agreement is terminated or expires), directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding the prior two sentences, any directors entitled to be elected by the holders of preferred stock or any other securities of the Corporation (other than common stock) may be removed in accordance with the applicable provisions of this Certificate of Incorporation.

     8.   Vacancies.  Except for any directors entitled to be elected by the
          ---------
holders of preferred stock or any other securities of the Corporation (other than common stock), any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     9.   Stockholder Nominations and Introduction of Business, Etc.  Advance
          ----------------------------------------------------------
notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

     10.  Amendments to Article.  Notwithstanding any other provisions of law,
          ---------------------
this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

FURTHER
RESOLVED:      That an Article TWELFTH be added to the Certificate of
---------      Incorporation as follows:


     TWELFTH. That effective upon the closing of the Corporation's initial public offering of Common Stock, pursuant to the Securities Act of 1933, as amended, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

FURTHER
RESOLVED:      That an Article THIRTEENTH be added to the Certificate of
---------      Incorporation as follows:


     THIRTEENTH. That effective upon the closing of the Corporation's initial public offering of Common Stock, pursuant to the Securities Act of 1933, as amended, special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.




                                   * * * * *

     EXECUTED by the undersigned on this 4th day of February, 2000.

                              SWITCHBOARD INCORPORATED



                              By: /s/ Dean Polnerow
                                 -------------------------------------
                                  Dean Polnerow
                                  President